Exhibit 99.1

Data443 Launches Convaa.ai™ for Regulated Enterprises: Multi-Company AI Collaboration on Their Own Infrastructure, Under Their Own Control

As frontier AI vendors and hyperscalers raise prices, retire models and step back from group AI, Convaa.ai™ gives CIOs, CISOs and CFOs an IT-controlled path to put entire workforces — and their partners — on AI. Acquisition activity in Israel and Silicon Valley underscores the value of enterprise footprint and data security.

RESEARCH TRIANGLE PARK, N.C., October 22, 2026 — Data443 Risk Mitigation, Inc. (OTCPK: ATDS) (“Data443” or the “Company”), a data security and privacy software company for “All Things Data Security,” today announced Convaa.ai™, its enterprise AI collaboration platform for regulated organizations that want their entire workforce — and the partners, suppliers and customers they work with — productive on AI without handing company data, budgets or model choices to a single outside vendor.

Convaa.ai™ is built around people. Employees and outside participants work with AI together, live, in one environment. Protection of the organization’s data is part of the foundation, not an add-on: the business decides who participates, which models are used, and what data those models can reach.

Who Convaa.ai™ is built for

● Regulated mid-size and large enterprises — financial services, healthcare, legal, defense and government contractors, and manufacturing, typically with 1,000 to 25,000 employees.

● Work that crosses company lines — organizations that work every day with partners, suppliers, outside counsel, auditors and customers.

● Compute already owned — enterprises with on-premises or private-cloud infrastructure, including GPU capacity that sits largely idle.

● Buyers — CIOs, CISOs and CFOs, with IT operations and AI leaders as day-to-day owners.

● The problems they bring — shadow AI, per-seat AI costs that grow with headcount, company data leaving the building, overlapping chat, meeting and AI tools, and dependence on a single model vendor.

What Convaa.ai™ does

● Live, multi-person AI sessions — several people prompt, review and refine AI work in the same session, in real time.

● Multi-company by design — employees and people from other organizations work together, with each participant’s access governed by the host company’s policy.

● Models of different kinds — commercial and open-source models side by side, chosen by the business rather than by a single AI vendor.

● Local inference, GPUs used sparingly — designed to run on infrastructure the enterprise already owns, drawing on GPU capacity only where a workload requires it.

● Tailored model training, built in — organizations can train and tailor language models on their own data without sending that data to a third party.

● IT-controlled end to end — deployment, users, models, data access and retention are administered by the enterprise’s own IT operations.

Where Convaa.ai™ challenges frontier AI vendors and hyperscalers

● Cost tied to compute already owned, not to headcount. Microsoft raised list prices for its Microsoft 365 commercial suites effective July 1, 2026, citing added AI capabilities, and lists Microsoft 365 Copilot as a $30 per user per month add-on, paid yearly. A 2026 Cast AI report on Kubernetes environments put average GPU utilization at 5%. Convaa.ai™ is designed to put compute the enterprise already owns to work, so AI use can expand on capacity the business has already paid for.

● Data stays under the enterprise’s control. When AI runs on a provider’s servers, the provider — and the legal obligations it faces — can determine what is kept. In May 2025, a federal court in The New York Times Co. v. Microsoft Corp. et al. ordered OpenAI to preserve ChatGPT output logs, including data OpenAI had committed to delete. Convaa.ai™ runs in-house, with retention set by the enterprise’s own IT.

● The business chooses the models — and keeps the capability. Vendors set model life cycles: in February 2026, OpenAI retired GPT-4o, GPT-4.1, GPT-4.1 mini and o4-mini from ChatGPT. Gartner predicts that by 2028, 70% of enterprises will abandon agentic AI built by vendor forward-deployed engineering, “trapped by soaring costs and unable to evolve it on their own.” Convaa.ai™ runs commercial and open-source models side by side and builds model training into the product, so the capability stays inside the business.

● People work with AI together. In July 2026, OpenAI stopped allowing new group chats in ChatGPT, and in August 2026, Microsoft removed Group Chats from its consumer Copilot app. Live sessions with many people, across companies, are the core function of Convaa.ai™. Data443 is not aware of any commercial or open-source platform that combines live, multi-organization collaboration with AI models of different kinds under the full control of a business’s own IT operations.

M&A is driving the market

Much of the market’s interest in enterprise AI and data security is being driven by acquisitions, and the most active corridor runs between Israel and Silicon Valley. Acquirers are paying for an established enterprise footprint and trusted control of sensitive data.

● Israel. In October 2026, Proofpoint agreed to acquire Varonis — an Israeli-founded data security company and a direct competitor of Data443 — for approximately $6.3 billion. Google completed its $32 billion acquisition of Wiz in March 2026, and Palo Alto Networks completed its acquisition of CyberArk in February 2026. ServiceNow agreed in December 2025 to acquire Armis for $7.75 billion, and in July 2026 Cyera agreed to acquire Oasis Security, which secures AI agents and other machine identities, in a deal reported at $1 billion. Israeli cyber exits reached approximately $72.6 billion in 2025, including signed deals, according to Cybertech Global and IVC.

● Silicon Valley. Veeam’s $1.725 billion acquisition of Securiti AI, a data security, privacy and AI governance company, closed in December 2025. Like Data443, Securiti came up through the RSA Conference startup programs: Data443’s ClassiDocs was selected for the 2018 RSA Conference Early Stage Expo, and Securiti won the RSA Conference Innovation Sandbox in 2020. In October 2026, Anthropic agreed to license technology from and bring on team members of Opaque, a confidential computing and AI company that has been developing standards for sovereign and on-premises AI deployments. Acquirers spent at least $119.8 billion on U.S. venture-backed companies through late June 2026, putting the year on pace for a record, according to Crunchbase.

Data443 believes the greenfield opportunity — enterprise workforces not yet onboarded to AI under IT control — will remain open for some time, and that companies with an established enterprise footprint are best positioned to capture it, both in winning customers and in acquisitions. Convaa.ai™ is built on the same data classification, discovery and policy foundation the Company has shipped to enterprise and government customers for nearly a decade. Data443 serves more than 10,000 customers in over 100 countries and has expanded that foundation through asset acquisitions including Cyren, ArcMail, FileFacets and TacitRed.

Video and audio

Video and audio capabilities are expected to be released shortly. Because the work in Convaa.ai™ is collaborative from the start, those capabilities are designed to remove the need for separate chat and meeting tools such as Microsoft Teams, Slack and Webex — keeping conversations, meetings and AI work in one environment the enterprise controls.

Availability

Convaa.ai™ is available today at https://convaa.ai. Enterprises seeking to deploy Convaa.ai™ on their own infrastructure can find information at https://data443.com.

“Every enterprise wants its people on AI, and the frontier vendors and hyperscalers sell it one seat at a time, on their servers, on their model schedule,” said Jason Remillard, Chief Executive Officer and Founder of Data443. “Prices are rising, models get retired on the vendor’s timeline, and the largest providers have stepped back from people working with AI together. Convaa.ai™ runs in-house, on compute you already own, with the models you choose — your employees, partners and customers in the same session. The deal activity in Israel and the Valley shows where the value sits: enterprise footprint and trusted control of data. That is the foundation Data443 has built for a decade, and it positions us to compete for customers and in consolidation.”

About Data443 Risk Mitigation, Inc.

Data443 Risk Mitigation, Inc. (OTCPK: ATDS) provides software and services to enable secure data across devices and databases, both at rest and in transit, locally, on a network, or in the cloud. We are All Things Data Security™. With over 10,000 customers in more than 100 countries, Data443 offers a modern approach to data governance and security by identifying and protecting all sensitive data, regardless of location, platform, or format. Data443’s framework helps customers prioritize risk, identify security gaps, and implement effective data protection and privacy management strategies. Data443 is headquartered in Research Triangle Park, North Carolina. For more information, visit https://data443.com.

Contacts

Investor Relations

Matthew Abenante

ir@data443.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements other than statements of historical fact, including statements regarding the anticipated capabilities, performance, availability, deployment, cost characteristics, customer adoption and commercial reception of Convaa.ai™; the expected timing, capabilities and release of the video and audio features of Convaa.ai™; the ability of Convaa.ai™ to operate on customer-owned infrastructure, use local inference and reduce the need for other collaboration tools; trends in enterprise adoption of artificial intelligence; the competitive landscape for AI collaboration products; industry consolidation and merger and acquisition activity, and the Company’s positioning to win customers and to participate in such activity; and the Company’s plans for its artificial intelligence product portfolio. Words such as “anticipate,” “believe,” “continue,” “could,” “designed to,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements are based on management’s current expectations and assumptions, are not guarantees of future performance, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: the Company’s history of losses, limited cash resources, need for additional financing and any substantial doubt about its ability to continue as a going concern; the early stage of commercial adoption of the Company’s artificial intelligence products and the possibility that Convaa.ai™ does not achieve market acceptance; the possibility that Convaa.ai™ does not perform as designed, including in customer-managed environments, does not deliver anticipated cost savings, or contains defects or vulnerabilities; the possibility that video and audio capabilities are delayed, changed or not released; the Company’s dependence on third-party artificial intelligence models, including commercial and open-source models, and on customer infrastructure, whose availability, performance and terms may change; the possibility that competitors, including larger and better-capitalized companies, introduce or reintroduce comparable capabilities; the possibility that third-party data, forecasts and reports cited in this press release, including reports of announced transactions, prove inaccurate, or that announced transactions are not completed; the possibility that the Company does not identify, enter into or complete any acquisition or other strategic transaction, or does so on terms that are not favorable; rapid technological change and intense competition; the evolving legal and regulatory treatment of artificial intelligence, data privacy and cybersecurity; the Company’s ability to integrate acquired assets and technologies; the Company’s ability to protect its intellectual property; cybersecurity incidents affecting the Company or its customers; the Company’s dependence on key personnel; risks relating to the limited trading market for, and volatility of, the Company’s common stock, which may be considered a “penny stock,” and potential dilution from future financings; risks relating to the Company’s pending strategic transactions, including that they may not be completed on the anticipated terms or timeline or at all; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

“DATA443,” “All Things Data Security” and “Convaa.ai” are trademarks of Data443 Risk Mitigation, Inc. Microsoft, Teams and Copilot are trademarks of Microsoft Corporation; OpenAI and ChatGPT are trademarks of OpenAI; Slack is a trademark of Slack Technologies, LLC; Webex is a trademark of Cisco Systems, Inc. Gartner is a registered trademark of Gartner, Inc. and/or its affiliates. All other product names, trademarks and registered trademarks are the property of their respective owners. Use of these names, trademarks and brands does not imply endorsement.